UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2020

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.15 par value	AGX	NYSE

Item 8.01. Other Events.

On June 23, 2020, the Board of Directors of Argan, Inc. (“Argan” or the “Company”) authorized the repurchase of up to $25.0 million of the Company’s issued and outstanding common stock. The Board of Directors also declared a special cash dividend of $1.00 per share of common stock in addition to the regular quarterly cash dividend in the amount of $0.25 per share of common stock, for a total declared cash dividend of $1.25 per share of common stock, payable July 31, 2020 to stockholders of record at the close of business on July 23, 2020.

The Company may repurchase up to $25.0 million of the Company’s issued and outstanding common stock through June 2022. The repurchases may occur in one or more open market transactions, in transactions structured through investment banking institutions, in privately-negotiated transactions, by direct purchases of common stock or through a combination of the foregoing transaction types, in compliance with the applicable rules and regulations of the Securities and Exchange Commission. The timing of the repurchases and the amount of stock repurchased in each transaction is subject to the Company’s sole discretion and will depend upon market and business conditions, applicable legal and credit requirements and other corporate considerations.

On June 20, 2020, the Company’s wholly owned subsidiary, Atlantic Projects Company (“APC”), entered into a second amendment to its subcontract, effective June 1, 2020, to complete the mechanical installation of the boiler for the biomass-fired power plant under construction in Teesside, England (the “TeesREP Project”). APC’s customer is the engineering, procurement and construction services contractor on the TeesREP Project. As previously disclosed, APC has recorded a substantial loss related to this subcontract. The second amendment, which includes various terms and conditions, represents a global settlement of past commercial differences with both parties making significant concessions, and converts the contract-type from fixed-price to time-and-materials for the remaining work.

A copy of Argan’s press release announcing the share repurchase program, the special and regular cash dividends and the amendment of the TeesREP subcontract is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued by Argan on June 24, 2020

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Argan on June 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 24, 2020	By:	/s/ David H. Watson
David H. Watson
Senior Vice President, Chief Financial Officer, Treasurer and Secretary